Exhibit FF

AMENDMENT NO. 1 TO

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 28, 2021, is entered into by and among Wengen Alberta, Limited Partnership (the “Company”), Wengen Investments Limited, the general partner of the Company (the “General Partner”), Laureate Education, Inc., a public benefit corporation organized under the laws of Delaware (“Laureate”), and each of the other parties signatory hereto (together with the Company, the General Partner and Laureate, the “Parties”). Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Amended and Restated Securityholders Agreement, dated as of February 6, 2017, by and among the Company, the General Partner, Laureate and the other parties thereto (the “Securityholders Agreement”).

RECITALS

WHEREAS, certain Investors and Securityholders have requested (the “Requesting Investors”) that the Company redeem and cancel their Interests in exchange for the delivery by the Company to the Requesting Investors of the corresponding number of shares of Common Stock;

WHEREAS, the Class B Common Stock indirectly held by the Requesting Investors through the Company was converted into Class A Common Stock in accordance with Laureate’s organizational documents;

WHEREAS, the Company and the Requesting Investor desires, effective as of the date of this Amendment, to (i) have all of the Interests held by the Requesting Investors redeemed and canceled by the Company (the “Redeemed Interests”) and (ii) in exchange, have the corresponding number of shares of Class A Common Stock delivered by the Company to the Requesting Investors (the “Partial Redemption”); and

WHEREAS, as a condition and as an inducement for the Company to effectuate the Partial Redemption, the Parties have agreed to amend the Securityholders Agreement as set forth in this Amendment in accordance with Section 3.1(a) of the Securityholders Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.       Waiver. The Parties hereby waive, in respect of the Partial Redemption, the obligations of the General Partner and the requirements set forth in Section 2.3 of the Securityholders Agreement, and Section 2.3 of the Securityholders Agreement shall not apply with respect to the Partial Redemption.

2.       Redemption. The Requesting Investors and the Company hereby agree that, effective as of the date of this Amendment, (i) the Redeemed Interests shall be redeemed and canceled and shall not be re-issued and (ii) the Company shall deliver to each Requesting Investor the corresponding number of shares of Class A Common Stock (it being understood that each share of such Class A Common Stock shall be deemed to have a value equal to the higher of the opening and closing price of the Class A Common Stock as quoted on The Nasdaq Stock Market LLC as of the date of this Amendment).

3.       Amendments to the Securityholders Agreement.

a.       Section 2.3 of the Securityholders Agreement is hereby amended by adding the following sentence immediately following the end of the paragraph:

If and when Interests are redeemed, such Interests shall automatically be canceled and shall not be re-issued.

b.       Section 3.3 of the Securityholders Agreement is hereby amended by deleting the second sentence set forth therein.

c.       Each of Section 3.2 and Section 3.3 of the Securityholders Agreement is hereby amended by adding the following sentence at the end of each such Section:

Notwithstanding anything in this Agreement to the contrary, any obligation arising prior to any termination of this Agreement or termination of this Agreement as to any Person shall survive such termination.

d.       Section 2.5 of the Securityholders Agreement is hereby amended and restated to read in its entirety as follows:

Subject to the terms of the Securities Act, any Investor who is not in possession of material nonpublic information regarding Laureate and its Subsidiaries shall be entitled to cause the Company to (A) Transfer all or part of such Investor’s shares of Common Stock to a Person pursuant to Rule 144 or (B) Transfer such shares pursuant to the Laureate Registration Rights Agreement, and, in each case of clauses (A) and (B), after the consummation of such Transfer, the Company shall use the proceeds from such Transfer to redeem Interests from such Investor in accordance with Section 5.1.3 of the LP Agreement. Section 2.3 shall not apply to any redemption as a result of any Transfer pursuant to this Section 2.5.

e.       Sections 5.2(a)(i)(B) and 5.2(a)(i)(C) are hereby amended by deleting the words “a number of shares of Common Stock equal to $75 Million divided by the IPO Price of a share of Class A Common Stock” and inserting in lieu thereof “at least 5,357,142 shares of Common Stock”.

f.       Section 5.2(a) of the Securityholders Agreement is hereby amended by deleting Section 5.2(a)(i)(E) and inserting the following in lieu thereof:

For so long as either KKR or CPV holds at least 8,035,713 shares of Common Stock, KKR and CPV collectively (or one of them if the other has lost its rights under Section 5.2(a)(ii)(B) or 5.2(a)(ii)(C)) shall have the right to nominate one (1) Director (the “Third Director”) who shall initially be Ian Snow, and who may be removed and/or replaced at any time and from time to time without cause by KKR and CPV (or one of them if the other has lost its rights under Section 5.2(a)(ii)(B) or 5.2(a)(ii)(C)). In the event that KKR ceases to be the beneficial owner of at least 8,035,713 shares of Common Stock and CPV ceases to be the beneficial owner of at least 8,035,713 shares of Common Stock, then the Third Director shall offer his resignation as a Laureate Director to the Laureate Board, and KKR and CPV shall thereafter not be entitled to designate a Third Director.

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g.       The Securityholders Agreement is hereby amended by adding the following new Section 5.2(a)(i)(F) after Section 5.2(a)(i)(E) that reads as follows:

(F)        Notwithstanding anything in this Sections 5.2(a)(i) to the contrary, the rights set forth in this Sections 5.2(a)(i) expire on December 31, 2024.

h.       Section 5.2(a) of the Agreement is hereby amended by adding “that has an employee or representative on the Board or Laureate Board” after the words “each Investor” the first time it appears in clause (i) thereof.

i.       Section 5.3 of the Securityholders Agreement is hereby amended by adding “or Securityholder” each time the word “Investor” appears.

j.       Section 6.18 of the Securityholders Agreement is hereby deleted in its entirety and in lieu thereof, replaced with the following: “6.18 [Intentionally Omitted]”

k.       Article VI of the Securityholders Agreement is hereby amended by inserting the following as a new Section 6.20 therein:

6.20        Peru Tax Matters.

(a)       To the extent that there is any direct or indirect Transfer of Common Stock to, by, on behalf of or for the benefit of, the Company or any Investor or Securityholder or a direct or indirect Transfer of an interest in an Investor or Securityholder (each, a “Covered Transfer”), each Covered Person (as defined below) hereby acknowledges and agrees that:

(i)       as between such Covered Person and Laureate, such Covered Person is, and shall at all times remain, responsible and liable for the payment of any taxes and any related fees, costs and expenses (including any fees and disbursements of legal counsel) resulting from or attributable to such Covered Transfer;

(ii)       neither Laureate nor any of its Subsidiaries shall have any responsibility or liability with respect to any such taxes or such related fees, costs and expenses; and

(iii)       such Covered Person will, at the time of any Covered Transfer, (A) pay to, or as directed by, the Company or Laureate the amount of any Peru Taxes with respect to such Covered Transfer and (B) reimburse the Company or Laureate, as applicable, for its pro rata portion of any related costs, fees and expenses (including the reasonable fees and disbursements of legal counsel) incurred by the Company, Laureate or any of Laureate’s Subsidiaries.

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The Company shall pay any amounts received from Investors and Securityholders pursuant to this Section 6.20 to Laureate promptly upon receipt thereof. For purposes of this Amendment, (i) “Covered Person” means the Company and each Investor and Securityholder, (ii) “Peru Taxes” shall mean any Peruvian taxes resulting from or attributable a Covered Transfer, (iii) “Peru Tax Certificate” shall mean any certificate issued by SUNAT to establish the tax basis for Peruvian tax purposes of Common Stock or any interest in an entity that holds, directly or indirectly, Common Stock and (iv) “SUNAT” shall mean the Superintendencia Nacional de Aduanas y de Administración Tributaria or any other Governmental Authority that is responsible for taxation in Peru.

(b)       Laureate and the Company shall be authorized (but shall not be required) to withhold from amounts payable to any Covered Person (whether that amount is payable in securities or cash) any such Peru Taxes and reimbursable costs, fees and expenses referred to in Section 6.20(a) of this Amendment. The Company shall pay any amounts withheld from Investors and Securityholders pursuant to this Section 6.20(b) to Laureate promptly upon such withholding. Any amounts so withheld by Laureate or the Company shall be treated as paid to the applicable Covered Person.

(c)       Laureate shall use any amounts received from the Covered Persons pursuant to Section 6.20(a), and any amounts withheld pursuant to Section 6.20(b), to pay such Peru Taxes and its related costs, fees and expenses. To the extent any amounts received from the Covered Persons pursuant to Section 6.20(a), and any amounts withheld pursuant to Section 6.20(b), exceed the amounts required to pay such Peru Taxes and the related costs, fees and expenses incurred by the Company, Laureate or any of Laureate’s Subsidiaries, such excess shall be returned to the Covered Persons.

(d)       Each Covered Person shall give Laureate prior written notice of any Transfer of Securities by, on behalf of or for the benefit of such Covered Person, which notice shall include a copy of the applicable Peru Tax Certificate then in effect. No Covered Person shall be permitted to Transfer any Securities, unless such Covered Person pays to, or as directed by, the Company or Laureate (or the Company or Laureate withholds) the amount of any Peru Taxes as a result of such Transfer and such Covered Person’s pro rata portion of any related costs, fees and expenses incurred by Laureate. Laureate shall notify each Covered Person in writing of the amount of Peru Taxes payable as a result of such proposed Transfer and the amount of such Covered Person’s pro rata portion of related costs, fees and expenses incurred by Laureate.

(e)       In the case of any Peru Tax Certificate obtained by Laureate with respect to any Common Stock or other interests, each Covered Person shall reimburse Laureate for such Covered Person’s pro rata portion of all fees, costs and expenses incurred or paid by Laureate or its Subsidiaries to obtain such certificate.

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l.       Article VI of the Securityholders Agreement is hereby amended by inserting the following as a new Section 6.21 therein:

6.21       Company & General Partner Expenses. Each Investor and Securityholder hereby authorizes the Company and the General Partner to withhold from any amount distributable or deliverable (whether in a distribution, redemption or otherwise) by the Company or the General Partner to such Investor or Securityholder such Investor’s or Securityholder’s pro rata share of any taxes, fees, costs and expenses incurred by the Company or the General Partner (including, without limitation, the taxes, fees, costs and expenses incurred by the Company or the General Partner in connection with the dissolution of the Company’s subsidiaries) prior to the time such Investor or Securityholder no longer holds any Interests.

4.       General Provisions. All other terms and provisions of the Securityholders Agreement shall remain in full force and effect, and no other modifications to the Securityholders Agreement have been made pursuant to this Amendment except as provided herein. All references to the Securityholders Agreement in the Securityholders Agreement or any other document, instrument, agreement or writing delivered pursuant thereto shall hereafter be deemed to refer to the Securityholders Agreement as amended by this Amendment. In the event of a conflict between the terms of this Amendment and the terms of the Securityholders Agreement, the terms of this Amendment shall control.

5.       Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same amendment) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic communication, facsimile or otherwise) to the other Parties.

6.       Governing Law; Jurisdiction. The provisions of Section 6.9 of the Securityholders Agreement shall apply to this Amendment mutatis mutandis as if set forth herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

WENGEN ALBERTA, LIMITED PARTNERSHIP

By:	/s/ William L Cornog
Name:	William L Cornog
Title:	Director

WENGEN INVESTMENTS LIMITED

By:	/s/ William L Cornog
Name:	William L Cornog
Title:	Director

LAUREATE EDUCATION, INC.

By:	/s/ Rick Sinkfield
Name:	Rick Sinkfield
Title:	Chief Legal Officer

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

STERLING CAPITAL PARTNERS II, L.P.

By:	SC Partners II, L.P., its general partner

By:	Sterling Capital Partners II, LLC, its general partner

By:	/s/ Jeff Elburn
Name:	Jeff Elburn
Title:	CFO

STERLING CAPITAL PARTNERS III, L.P.

By:	SC Partners III, L.P., its general partner

By:	Sterling Capital Partners III, LLC, its general partner

By:	/s/ Jeff Elburn
Name:	Jeff Elburn
Title:	CFO

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

SP-L AFFILIATE, LLC

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ILM INVESTMENTS LIMITED PARTNERSHIP

By:	SP-L Management, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

LAUREATE CO-INVESTORS I, LIMITED PARTNERSHIP

By:	SP-L Management I, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

LAUREATE CO-INVESTORS II, LIMITED PARTNERSHIP

By:	SP-L Management II, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

LAUREATE CO-INVESTORS III, LIMITED PARTNERSHIP

By:	SP-L Management II, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LAUREATE CO-INVESTORS IV, LIMITED PARTNERSHIP

By:	SP-L Management I, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

LAUREATE CO-INVESTORS V, LIMITED PARTNERSHIP

By:	SP-L Management I, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

STERLING LAUREATE, L.P.

By:	SP-L Management III, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

STERLING LAUREATE EXECUTIVES FUND, L.P.

By:	SP-L Management IV, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

STERLING LAUREATE ROLLOVER L.P.

By:	SP-L Management V, LLC, its general partner

By:	/s/ Steven Taslitz
Name:	Steven Taslitz
Title:	Member

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

STEVEN M. TASLITZ

By:	/s/ Steven M. Taslitz

KJT 2013 GIFT TRUST U/A/D 1/31/13

By:	/s/ Bruce Goldman
Name:	Bruce Goldman
Title:	Trustee

THE IRREVOCABLE BBHT II IDGT

By:	/s/ Marianne Hellauer
Name:	Marianne Hellauer
Title:	Trustee

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

DOUGLAS L. BECKER

By:	/s/ Douglas L. Becker

DLB TELECOM TRUST U/A/D/ 1/3/05

By:	/s/ Marianne Hellauer
Name:	Marianne Hellauer
Title:	Trustee

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

KKR 2006 FUND (OVERSEAS), LIMITED PARTNERSHIP

By:	KKR Associates 2006 (Overseas), Limited
Partnership, its general partner

By:	KKR 2006 Limited, its general partner

By:	/s/ William L Cornog
Name:	William L Cornog
Title:	Director

KKR PARTNERS II (INTERNATIONAL), L.P.

By:	KKR PI-II GP Limited, its general partner

By:	/s/ William L Cornog
Name:	William L Cornog
Title:	Director

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

2007 CO-INVESTMENT PORTFOLIO, L.P.

By:	StepStone Co-Investment Funds GP, LLC, its
general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

STEPSTONE CAPITAL PARTNERS II CAYMAN HOLDINGS, L.P.

By:	StepStone Co-Investment Funds GP, LLC, its
general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

STEPSTONE CAPITAL PARTNERS II ONSHORE, L.P.

By:	StepStone Co-Investment Funds GP, LLC, its
general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CPV HOLDINGS, LLC

By:	/s/ Andrew B. Cohen
Name:	Andrew B. Cohen
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

TORREAL SOCIEDAD DE CAPITAL RIESGO S.A.

By:	/s/ José Díaz-Rato Revuelta
Name:	José Díaz-Rato Revuelta
Title:	Authorized Signatory

By:	/s/ Almudena de Egaña Huerta
Name:	Almudena de Egaña Huerta
Title:	Authorized Signatory

PEDRO DEL CORRO GARCÍA-LOMAS

By:	/s/ Pedro Del Corro García-Lomas

ANA MARíA GóMEZ CUESTA

By:	/s/ Ana María Gómez Cuesta

JOSÉ DÍAZ-RATO REVUELTA

By:	/s/ José Díaz-Rato Revuelta

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CITIGROUP CAPITAL PARTNERS II EMPLOYEE MASTER FUND, L.P.

By:	/s/ Robert A Grogan
Name:	Robert A Grogan
Title:	President

CPE CO-INVESTMENT (LAUREATE) LLC

By:	/s/ Robert A Grogran
Name:	Robert A Grogan
Title:	President

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

S.P.G. CO-INVESTMENT, L.P.

By:	/s/ Ian Snow
Name:	Ian Snow
Title:

SNOW PHIPPS GROUP (B), L.P.

By:	/s/ Ian Snow
Name:	Ian Snow
Title:

SNOW PHIPPS GROUP (OFFSHORE), L.P.

By:	/s/ Ian Snow
Name:	Ian Snow
Title:

SNOW PHIPPS GROUP (RPV), L.P.

By:	/s/ Ian Snow
Name:	Ian Snow
Title:

SNOW PHIPPS GROUP, L.P

By:	/s/ Ian Snow
Name:	Ian Snow
Title:

[Signature Page to Amendment No. 1 to Amended and Restated Securityholders Agreement]